                                                                    Exhibit 3.69


                             CERTIFICATE OF CHANGE

                                       OF

                      JACK LA LANNE FITNESS CENTERS, INC.

               Under Section 805A of the Business Corporation Law

     We, the undersigned, the president and secretary of Jack LaLanne Fitness Centers, Inc., hereby certify:

     1.   The name of the corporation is Jack LaLanne Fitness Centers, Inc.

     2. The corporation's certificate of incorporation was filed by the Department of State on October 24, 1979.

     3.   The certificate of incorporation is amended to:

          a)   Change the location of its office

                                      and

          b) Change the post office address to which the Secretary of State shall mail a copy of process against the corporation served upon him.

     4. Paragraph "3" and "5" of the certificate of incorporation are amended to read as follows:

          "3. The office of the corporation is to be located in the Incorporated Village of Valley Stream, County of Nassau.

          5. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                    Seeger & Seeger
                    60 East 42nd Street
                    New York, NY 10165"

     5. The changes to the certificate of incorporation were approved by the authorization of the board.

     IN WITNESS WHEREOF, we have signed our names this 30th day of March, 1990.


                                             /s/ Michael Lucci
                                             ------------------------------
                                             MICHAEL LUCCI, President


                                             /s/ Neil E. Jenkins
                                             ------------------------------
                                             NEIL E. JENKINS, Secretary

STATE OF ILLINOIS   )
                    ) ss.:
COUNTY OF COOK      )


     NEIL E. JENKINS, being sworn, deposes and says: that he is one of the persons described in and who executed the foregoing certificate, that he has read the same and knows its contents, and that the statements contained therein are true.


                                             /s/ Neil E. Jenkins
                                             -------------------------------
                                             NEIL E. JENKINS


Sworn to before me this
30th day of March, 1990


      /s/ Diane M. Griseto
--------------------------------
         NOTARY PUBLIC


--------------------------------
        "OFFICIAL SEAL"
        DIANE M. GRISETO
Notary Public, State of Illinois
 My Commission Expires 2-10-94
--------------------------------

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                      JACK LA LANNE FITNESS CENTERS, INC.

              (Under Section 805 of the Business Corporation Law)

     The undersigned Incorporator under the Certificate of Incorporation of JACK LA LANNE FITNESS CENTERS, INC., there being no shareholders or subscribers to shares whose subscriptions have been accepted, and no directors or officers, hereby certifies:

     1.   The name of the corporation is JACK LA LANNE FITNESS CENTERS, INC.

     2. The Certificate of Incorporation was filed by the Department of State on October 24, 1979.

     3. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law, to effect the following amendments:

          A. To change the presently authorized 200 shares of common stock all without par value to 100 shares of common stock without par value and 100 shares of preferred stock with a par value of $1,000.00 each, and to increase the total number of shares which the corporation is authorized to issue by an additional 900 shares, all of which shall be preferred shares of the par value of $1,000.00 each, and to specify the designations, relative rights, preferences and limitations of the classes of shares

               Paragraph 4 of the Certificate of Incorporation is amended in its entirety to read as follows:

                "(4)(a) The aggregate number of shares which the corporation shall have the authority to issue is 1,100, consisting of 1,000 preferred shares of the par value of $1,00.00 each, and 100 common shares without par value.

                    (b) The relative rights, preferences and limitations of the shares of each class are:

                    The preferred shares shall entitle the holder thereof to receive out of the surplus of the corporation a noncumulative dividend at the rate of six percent (6%) per annum, payable annually, before any dividend shall be set apart or paid on the common shares for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of the common shares, as and when the Board shall determine.

                    (c) In case of liquidation or distribution of assets of the corporation, the holders of preferred shares shall be paid the par amount of such preferred shares before any amount shall be payable to the holders of the common shares; and after the payment of the par amount of such preferred shares to the holders thereof. The balance of the assets and funds of the corporation shall be distributed wholly among the holders of the common shares.

                    (d) The holders of the common shares shall exclusively possess the voting power for the election of directors and for all other purposes, and the holders of the preferred shares shall possess no voting power whatever."

                                      AND

          B. To provide for greater-than-statutory voting requirements for the Board of Directors, with respect to any sales, disposition or pledge of all or substantially all of the corporation's assets

               Paragraph (7) is hereby added to the certificate of incorporation to read as follows:

               "(7) The unanimous vote of all the directors then in office, shall be required to authorize any sale, disposition or pledge of all or substantially all of the assets of the corporation or its subsidiaries."

     4. The amendment of the certificate of incorporation was authorized by the written consent signed by the incorporator. There are no shareholders of record or subscribers whose subscription has been accepted.

          IN WITNESS WHEREOF, I have signed this certificate this 25th day of October, 1979.


     ISRAEL G. SEEGER                   /s/ Israel G. Seeger
      INCORPORATOR                      -------------------------------
                                                           INCORPORATOR

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          ISRAEL G. SEEGER, being duly sworn, deposes and says that he is the Incorporator of Jack La Lanne Fitness Centers, Inc., the corporation, and the person who signed the foregoing certificate of amendment, that he has read the certificate of amendment and knows the contents thereof and that the same is true to his own knowledge.


                                        /s/ Israel G. Seeger
                                        ----------------------------
                                        Israel G. Seeger

Sworn to before me this
25th day of October, 1979.

     /s/ William E. Seeger
---------------------------------
       WILLIAM E. SEEGER
Notary Public, State of New York
No. 31-4512922 Qual. in N.Y. Co.
Commission Expires March 30, 1981

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      JACK LA LANNE FITNESS CENTERS, INC.
              (under Section 805 of the Business Corporation Law)

     We, the undersigned, H. Robert Jochem and Michael L. Sklar, being respectively the vice-president and assistant secretary of Jack La Lanne Fitness Centers, Inc. hereby certify:

     1. The name of the corporation is Jack La Lanne Fitness Centers, Inc.

     2. The certificate of incorporation of said corporation was filed by the Department of State on October 24, 1979 and certificates of amendment of the certificate of incorporation were filed on November 8, 1979 and December 27, 1979.

     3. (a) The certificate of incorporation is amended to delete in its entirety the preemptive rights formerly granted to the holders of common stock.

        (b) To effect the foregoing, Section 8 of the Certificate of Incorporation is amended to read as follows:

     "There shall be no preemptive rights to the holders of common or preferred stock."

     4. The amendment was authorized in the following manner: subsequent to the resolution of the Board of Directors by written consent of the sole shareholder of the corporation.

     IN WITNESS WHEREOF, we have signed this certificate on the 27th day of April, 1987, and we affirm the statements contained therein as true under penalties of perjury.

                                     /s/ H. Robert Jochem
                                     ---------------------------------
                                     H. Robert Jochem, Vice President


                                     /s/ Michael L. Sklar
                                     -------------------------------------
                                     Michael L. Sklar, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             JACK LA LANNE FITNESS
                                 CENTERS, INC.

                           (UNDER SECTION 805 OF THE
                           BUSINESS CORPORATION LAW)


                                                         --------------------
                                                         State of New York
                                                         Department of State
                                                         Filed ..............
                                                         Tax $ ..............
                                                         Filing Fee $60.00
                                                                    ------

                                                            May 21, 1987
                                                         ---------------------
                                                         [Signature Illegible]
                                                           Secretary of State



COUNSEL:
 Lurie, Sklar & Simon, Ltd.
 Att: Patricia A. Stanis
 180 N. Michigan Ave.
 Suite 2000
 Chicago, IL 60601

                        CERTIFICATE OF INCORPORATION OF

                      JACK LA LANNE FITNESS CENTERS, INC.

               under Section 402 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

     (1) The name of the proposed corporation is JACK LA LANNE FITNESS CENTERS, INC.

     (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

          To establish, manage, lease and otherwise carry on the business of operating health clubs, gymnasiums, swimming pools, running tracks, tennis, racquet ball and squash facilities and establishments of every nature and description for health, sports, fitness and recreational purposes.

          To purchase, sell, manufacture and deal in materials, goods, wares and merchandise of any and every kind and to carry on any lawful trade or business incident to or proper or useful in connection with such purchase, sale, manufacture and dealings and to carry on any kind of retail or wholesale business

          To take, buy, purchase, exchange, hire, lease or otherwise acquire and dispose of real estate and real property, either improved or unimproved, and any interest or right therein, and to own, use, hold, control, maintain, manage and develop the same; to sell, manage, improve, develop, assign, transfer, convey, lease, sublease, pledge or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real property, chattels-real, and other property of the corporation, real and/or personal and wheresoever situate, and any and all legal and equitable rights therein.

          To do all and everything necessary and proper for the accomplishment of the objects herein enumerated, or necessary or incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary to the attainment of the purposes of the corporation, whether such business is similar in nature to the objects and powers hereinabove set forth, or otherwise; but nothing hereinabove stated shall be construed to give this corporation any rights, power or privileges not permitted by the laws of the State of New York to corporations organized under the Business Corporation Law of the State of New York.

     The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

     (3) The office of the corporation is to be located in the City of New York, County of New York, State of New York.

     (4) The aggregate number of shares which the corporation shall have the authority to issue is 200 shares of common stock, all of which shall be without par value.

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

                         C/O MILLER & SEEGER
                             60 EAST 42ND STREET
                             NEW YORK, N. Y. 10017

(6) The accounting period which the corporation intends to establish as its calendar or fiscal year for reporting the franchise tax shall end on
SEPTEMBER 30         1980


























     The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this   19TH   day of
OCTOBER   1979 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.



ISRAEL G. SEEGER                              s/ ISRAEL G. SEEGER
--------------------------------              -------------------------------
   Type name of incorporator                             Signature


60 EAST 42ND STREET, NEW YORK, N. Y. 10017
-------------------------------------------------------
                  Address


--------------------------------              -------------------------------
   Type name of incorporator                             Signature


-------------------------------------------------------
                  Address


--------------------------------              -------------------------------
   Type name of incorporator                             Signature


-------------------------------------------------------
                  Address

================================================================================

                          CERTIFICATE OF INCORPORATION

                                       of

                      JACK LA LANNE FITNESS CENTERS, INC.

               under Section 402 of the Business Corporation Law


================================================================================


                                        Filed By: MILLER & SEEGER

                                                  Office and Post Office Address
                                                  60 E. 42nd St.
                                                  New York, N.Y. 10017